SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2007 (January 26, 2007)

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 26, 2007 (the “Closing Date”), ARAMARK Corporation (the “Company”) completed its merger (the “Merger”) with RMK Acquisition Corporation (“MergerCo”) pursuant to which the Company has been acquired by a private investor group including GS Capital Partners V Fund, L.P., J.P. Morgan Partners (BHCA), L.P., CCMP Capital Investors II, L.P., Thomas H. Lee Equity Fund VI, L.P. and Warburg Pincus Private Equity IX, L.P. (each, a “Sponsor”), Joseph Neubauer, the Chairman of the Company’s Board of Directors and its Chief Executive Officer (Mr. Neubauer, together with the Sponsors, the “Investors”) and certain members of the Company’s management.

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

1. Senior Secured Credit Facilities

Overview

In connection with the Merger, the Company entered into a senior secured credit agreement with J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P., each as joint lead arranger, joint bookrunner and co-syndication agent, Citibank, N.A., as administrative agent and collateral agent, Barclays Bank plc and Wachovia Bank, National Association, each as co-documentation agent and each of the lenders named therein.

On a pro forma basis after giving effect to the Merger, the senior secured credit facilities provide senior secured financing of $5,000.0 million, consisting of:

•	a term loan facility of $4,150.0 million comprised of various tranches to be denominated in U.S. dollars, Canadian dollars, euros, yen and pounds sterling;

•	a revolving credit facility of up to $600.0 million comprised of various tranches to be denominated in U.S. dollars, Canadian dollars, euros and pounds sterling, the full amount of which is available in the form of letters of credit; and

•	a synthetic letter of credit facility of up to $250.0 million.

The Company is a borrower under the senior secured credit facilities on and as of the Closing Date. In addition, certain subsidiaries of the Company are designated to be borrowers under certain tranches of the term loan facility and the revolving credit facility described above. The revolving credit facility includes borrowing capacity available for letters of credit and, subject to a sublimit, for short-term borrowings referred to as the swingline loans.

The term loan facility consists of the following subfacilities:

•	A U.S. dollar denominated term loan to the Company in the amount of $3,547.0 million;

•	A yen denominated term loan to the Company in the amount of ¥5,422.0 million;

•	A U.S. dollar denominated term loan to ARAMARK Canada, Ltd. (the “Canadian Borrower”) in the amount of $170.0 million;

•	A euro denominated term loan to ARAMARK Ireland Holdings Limited (the “Irish Borrower”) in the amount of €44.0 million;

•	A sterling denominated term loan to ARAMARK Investments Limited (the “UK Borrower”) in the amount of £122.0 million; and

•	A euro denominated term loan consisting of separate loans to ARAMARK Holdings GmbH & Co. KG in the amount of €30.0 million and to ARAMARK GmbH in the amount of €40.0 million (ARAMARK Holdings GmbH & Co. KG and ARAMARK GmbH together, the “German Borrowers”).

The revolving credit facility consists of the following subfacilities:

•	A revolving credit facility available for loans in U.S. dollars to the Company with aggregate commitments of $435.0 million;

•	A revolving credit facility available for loans in sterling or U.S. dollars to the U.K. Borrower or the Company with aggregate commitments of $40.0 million;

•	A revolving credit facility available for loans in euro or U.S. dollars to the Irish Borrower or the Company with aggregate commitments of $20.0 million;

•	A revolving credit facility available for loans in euro or U.S. dollars to the German Borrowers or the Company with aggregate commitments of $30.0 million; and

•	A revolving credit facility available for loans in Canadian dollars or U.S. dollars to the Canadian Borrower or the Company with aggregate commitments of $75.0 million.

The new senior secured credit facility provides that the Company has the right at any time to request up to $750.0 million of incremental commitments in the aggregate under one or more incremental term loan facilities and/or synthetic letter of credit facilities and/or revolving credit facilities and/or by increasing commitments under the revolving credit facility. The lenders under these facilities will not be under any obligation to provide any such incremental commitments, and any such addition of or increase in commitments will be subject to pro forma compliance with an incurrence-based financial covenant and customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments is subject to the same conditions as extensions of credit under the existing credit facilities.

Interest rate and fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs, (b) with respect to borrowings denominated in U.S. Dollars a base rate determined by reference to the higher of (1) the prime rate of the administrative agent, and (2) the federal funds rate plus 0.50% or (c) with respect to borrowings denominated in Canadian dollars, (1) a base rate determined by reference to the prime rate of Canadian banks or (2) a BA (bankers’ acceptance) rate determined by reference to the rate offered for banker’s acceptances in Canadian dollars for the interest period relevant to such borrowing. The initial applicable margin for borrowings is, under the revolving credit facility, 2.00% with respect to LIBOR borrowings and 1.00% with respect to base-rate borrowings and, under the term loan facilities and the synthetic letter of credit facilities, 2.125% with respect to LIBOR borrowings and 1.125% with respect to base-rate borrowings. The applicable margins for borrowings under the facilities may be reduced subject to the Company’s attaining certain leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, the Company is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The Company must also pay letter of credit fees. The commitment fee rate and the letter of credit fee rate may be reduced subject to the Company’s attaining certain leverage ratios.

Prepayments

The senior secured credit agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

•	50% of the Company’s annual excess cash flow (as defined in the senior secured credit agreement) commencing with the first full fiscal year following the date of the closing of the senior secured credit facilities (which percentage will be reduced to 25% and 0% if at the time of the applicable prepayment the Company’s leverage ratio is equal to or less than certain levels specified in the senior secured credit agreement);

•	100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property subject to certain exceptions (including the first $100.0 million of such proceeds following the Closing Date and the sale of receivables in connection with the receivables facility) and customary reinvestment rights; and

•	100% of the net cash proceeds of any incurrence of debt, including debt incurred by any business securitization subsidiary in respect of any business securitization facility, but excluding proceeds from the receivables facility and other debt permitted under the senior secured credit agreement.

The foregoing mandatory prepayments will be applied to the term loan facilities as directed by the Company. The Company may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

The Company is required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 0.25% of their funded total principal amount for the first six years and nine months from the Closing Date, with the remaining amount payable on the date that is seven years from the Closing Date.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, six years from the Closing Date, on which day the commitments thereunder will terminate.

Principal amounts outstanding under the synthetic letter of credit facility are due and payable in full at maturity, seven years from the Closing Date, on which day the commitments thereunder will terminate.

Guarantee and security

All obligations under the senior secured credit agreement are unconditionally guaranteed by ARAMARK Intermediate Holdco Corporation (“Intermediate HoldCo”) and, subject to certain exceptions, substantially all of the Company’s existing and future domestic subsidiaries (excluding certain immaterial subsidiaries, receivables facility subsidiaries, business securitization subsidiaries and certain subsidiaries designated by the Company under its senior secured credit agreement as “unrestricted subsidiaries”), referred to, collectively, as U.S. Guarantors. All obligations of each foreign borrower under the senior secured credit facilities are unconditionally guaranteed by the Company, the U.S. Guarantors and, subject to certain exceptions and qualifications, the respective other foreign borrowers.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all of the following assets of Intermediate HoldCo, the Company and each U.S. Guarantor, subject to certain exceptions:

•	a pledge of 100% of the capital stock of the Company;

•	a pledge of 100% of the capital stock held by Intermediate HoldCo, the Company or any U.S. Guarantor, including 100% of the capital stock of the Company’s domestic subsidiaries that are directly owned by the Company or one of the U.S. Guarantors and 100% of the capital stock of each of the Company’s existing and future foreign subsidiaries that are directly owned by the Company or one of the U.S. Guarantors; and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of Intermediate HoldCo, the Company and each U.S. Guarantor.

Certain covenants and events of default

The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:

•	incur additional indebtedness, issue preferred stock or provide guarantees;

•	create liens on assets;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends, make distributions or repurchase its own capital stock;

•	make investments, loans or advances;

•	repay or repurchase any Notes (as defined in “2. Indenture and 8.50% Senior Fixed Rate Notes due 2015 and Senior Floating Rate Notes due 2015” of Item 1.01 below) (or any indebtedness that refinances the Notes), except as scheduled or at maturity;

•	create restrictions on the payment of dividends or other transfers to the Company from its restricted subsidiaries;

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing the Notes (or any indebtedness that refinances the Notes); and

•	fundamentally change its business.

In addition, the senior secured credit agreement requires the Company to maintain the following financial covenants in connection with the Company’s revolving credit facility:

•	a maximum senior secured leverage ratio; and

•	maximum annual capital expenditures.

The senior secured credit agreement also contains certain customary affirmative covenants and certain events of default.

Certain Relationships

The lenders and the initial purchasers of the Notes described below or their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In connection with the Merger, Goldman, Sachs & Co. and JPMorgan Securities Inc. have provided financial advisory services to, and have received financial advisory fees from, the Sponsors and their affiliates, and Sumitomo Mitsui Banking Corporation has acted as financial advisor to the Company in connection with the Notes offering and has received a fee from the Company in connection therewith. Affiliates of certain of the lenders acted as initial purchasers of the Fixed Rate Notes issued under the Indenture described below and participated in other financing aspects relating to the Merger. Affiliates of certain of the lenders were lenders under the Company’s prior credit facilities that were repaid in connection with the Merger as described under Item 1.02 below and received their pro rata portion of such repayment. Affiliates of certain of the lenders have provided an amended and restated receivables facility in connection with the Merger. Certain of the lenders and the initial purchasers of the Notes or their respective affiliates are customers of the Company and engage in transactions with the Company in the ordinary course of business and are beneficial owners of certain of the Company’s existing senior notes that are being redeemed in connection with the Merger. GS

Capital Partners V Fund, L.P., an affiliate of Goldman, Sachs & Co. indirectly owns approximately 20.6% of the shares of the Company after the Merger and has the right to appoint one member to the board of directors of Holdings. J.P. Morgan Partners (BHCA), L.P., an affiliate of J.P. Morgan Securities Inc. indirectly owns approximately 10.3% of the shares of the Company after the Merger and shares the right with affiliates of CCMP Capital Partners, LLC to appoint one member to the board of directors of Holdings. Steven Murray, one of the directors of Holdings following the Merger, is a director of certain companies which are affiliates of J.P. Morgan Securities Inc.

2. Indenture and 8.50% Senior Fixed Rate Notes due 2015 and Senior Floating Rate Notes due 2015

General

On January 26, 2007, MergerCo issued (i) $1,280,000,000 aggregate principal amount of 8.50% Senior Notes due 2015 (the “Fixed Rate Notes”) and (ii) $500,000,000 aggregate principal amount of Senior Floating Rate Notes due 2015 (the “Floating Rate Notes”) pursuant to an indenture, dated as of January 26, 2007, among MergerCo, the Guarantors party thereto and The Bank of New York, as Trustee (the “Indenture”). Immediately following the closing of the offering and as part of the transactions, the Company, as the surviving corporation in the Merger, assumed all the obligations of MergerCo under the Indenture, the Fixed Rate Notes and the Floating Rate Notes. The Fixed Rate Notes and the Floating Rate Notes are collectively referred to herein as the “Notes.” The following is a brief description of the terms of the Notes and the Indenture and is qualified by reference to the terms of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Indenture.

Interest on the Fixed Rate Notes will accrue at the rate of 8.50% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2007, to the holders of Fixed Rate Notes of record on the immediately preceding January 15 and July 15.

The Floating Rate Notes will bear interest at a rate per annum, reset quarterly, equal to three-month LIBOR plus 3.50%, as determined by the calculation agent, which shall initially be the Trustee. Interest on the Floating Rate Notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1, commencing on May 1, 2007, to the holders of Floating Rate Notes of record on the immediately preceding January 15, April 15, July 15 and October 15.

Subsidiary Guarantees

The Notes are guaranteed, jointly and severally, fully and unconditionally, on a senior unsecured basis by each direct and indirect restricted subsidiary of the Company that is a domestic subsidiary and that guarantees the obligations of the Company under the Company’s new senior credit facilities described above.

Ranking

The Notes are the unsecured, senior obligations of the Company. They rank equal in right of payment to all existing and future senior indebtedness of the Company including indebtedness under the Company’s new senior credit facilities described above and the Company’s guarantee in respect of the existing 2012 notes issued by ARAMARK Services, Inc. The Notes and the guarantees thereof will be effectively subordinated to all existing and future senior indebtedness of the Company, including indebtedness under our new senior credit facilities, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future indebtedness and claims of holders of preferred stock of subsidiaries of the Company that do not guarantee the Notes. They will rank senior in right of payment to all existing and future indebtedness of the Company that is expressly subordinated in right of payment thereto.

Optional Redemption - Fixed Rate Notes

At any time prior to February 1, 2011, the Company may redeem all or a part of the Fixed Rate Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

From and after February 1, 2011, the Company may redeem the Fixed Rate Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount of the Fixed Rate Notes to be redeemed) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

Year	Percentage
2011	104.250%
2012	102.125%
2013 and thereafter	100.000%

Prior to February 1, 2010, the Company may, at its option, redeem up to 35% of the sum of the aggregate principal amount of all Fixed Rate Notes issued under the Indenture at a redemption price equal to 108.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that: (1) at least 50% of the sum of the aggregate principal amount of Fixed Rate Notes originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such equity offering.

Optional Redemption - Floating Rate Notes

At any time prior to February 1, 2009 the Company may redeem all or a part of the Floating Rate Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Floating Rate Notes, at a redemption price equal to 100% of the principal amount of Floating Rate Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

From and after February 1, 2009 the Company may redeem the Floating Rate Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount of the Floating Rate Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

Year	Percentage
2009	102.000%
2010	101.000%
2011 and thereafter	100.000%

Prior to February 1, 2009 the Company may, at its option, redeem up to 35% of the sum of the aggregate principal amount of Floating Rate Notes issued by it at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the rate per annum on the Floating Rate Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest thereon and Additional Interest, if any, thereon to the redemption date, subject to the right of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that: (1) at least 50% of the sum of the aggregate principal amount of Floating Rate Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such equity offering.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of certain kinds of changes of control, the Company will be required to make an offer to purchase the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any qualifying change of control, the Company will send notice of such change of control offer, with a copy to the trustee, to each holder with certain information including the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed. The Company will not be required to make a change of control offer following a qualifying change of control if a third party makes the change of control offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a change of control offer made by the Company and purchases all Notes validly tendered and not withdrawn under such change of control offer. A change of control offer may be made in advance of a change of control, conditional upon such change of control, if a definitive agreement is in place for the change of control at the time of making of the change of control offer.

Asset Sales

If the Company sells assets under certain circumstances, the Company will be required to make an offer to purchase the notes at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

Covenants

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends and make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets;

•	enter into transactions with affiliates;

•	limit the ability of restricted subsidiaries to make payments to us;

•	enter into sale and leaseback transactions;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of our assets; and

•	designate our subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

See also “Certain Relationships” under “1. Senior Secured Credit Facilities” above.

3. Registration Rights Agreement

On January 26, 2007, the Company entered into a Registration Rights Agreement with respect to the Notes described above. The following is a brief description of the terms of the Registration Rights Agreement and is qualified by reference to the terms of the Registration Rights Agreement filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Registration Rights Agreement.

In the Registration Rights Agreement, the Company agreed that it will use its reasonable best efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Fixed Rate Notes and notes having substantially identical terms as the Floating Rate Notes as part of offers to exchange Exchange Notes for each such series of Notes. The Company is required to use its reasonable best efforts to cause each exchange to be completed or, if required, to have one or more Shelf Registration Statements declared effective, within 240 days after the Issue Date of each of the Notes.

If the Company fails to meet this obligation, Additional Interest will accrue on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum). If the registration default is corrected, the Additional Interest will cease to accrue.

4. Amendment to Employment Agreement with Joseph Neubauer

On January 26, 2007, the employment agreement of Joseph Neubauer, dated November 2, 2004, was amended to provide that any severance and other benefits payments to which Mr. Neubauer could become entitled would be paid by the Company at such time or in such form as would not cause them to be considered deferred compensation under Section 409A of the Internal Revenue Code. A copy of the employment agreement amendment is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

1. Redemption of Existing Notes

On January 26, 2007, the Company issued a notice to the holders of the existing $300.0 million aggregate principal amount of 6.375% notes due February 2008 (the “6.375% Notes”), $300.0 million aggregate principal amount of 7% notes due May 2007 (the “7% Notes”), and $30.7 aggregate principal amount of 7.25% guaranteed convertible promissory notes due August 2007 (the “7.25% Notes” and, together with the 6.375% Notes and the 7% Notes, the “Existing Notes”), to redeem all Existing Notes on February 25, 2007 (the “Redemption Date”).

The 6.375% Notes and the 7% Notes will be redeemed pursuant to the terms of the governing indenture, dated as of April 8, 2002, at a redemption price equal to the greater of (a) 100% of the outstanding principal amount of the Existing Notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate based upon the rate for U.S. government obligations corresponding to the remaining life to maturity plus 0.45%, plus accrued and unpaid interest to the Redemption Date.

The 7.25% Notes will be redeemed pursuant to the Promissory Note agreement, dated June 18, 1997, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest to the Redemption Date.

2. Termination of Existing Credit Facilities

In connection with the Merger, on January 26, 2007, ARAMARK Services, Inc., ARAMARK Uniform & Career Apparel Group, Inc. and ARAMARK Canada Ltd., subsidiaries of the Company and borrowers (collectively, the “Existing Credit Agreement Borrower”) under the credit agreement dated as of March 31, 2004 (the “Existing Credit Agreement”) among the Existing Credit Agreement Borrower, JPMorgan Chase Bank, as general administrative agent, the several banks and other financial institutions from time to time party thereto and the other parties thereto, prepaid all amounts outstanding under the Existing Credit Agreement and terminated all commitments and obligations thereunder and under the other related documents except for certain letters of credit issued by The Bank of Nova Scotia under the Existing Credit Agreement for the account of ARAMARK Canada Ltd., which letters of credit will remain outstanding, back-stopped by letters of credit issued under the new senior secured credit facilities. The Bank of Nova Scotia consented to such termination.

Also in connection with the Merger, on January 26, 2007, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under the £175,000,000 Credit Agreement, dated June 21, 2004 (as amended by the First Amendment to Credit Facility Agreement, dated September 22, 2004, and as further amended by the Amendment Agreement, dated January 4, 2005), between, among others, the Irish Borrower and Barclays Bank PLC as facility agent and terminated all commitments and obligations thereunder and under the other related documents.

3. Termination of Equity Incentive Plans

In connection with the Merger, the Company terminated its 2001 Equity Incentive Plan, which provided for incentive equity awards to reward and motivate key employees, directors and consultants of the Company. The 2001 Equity Incentive Plan has been superseded by the 2007 Management Stock Incentive Plan of ARAMARK Holdings Corporation, the parent corporation of the Company. See Item 5.02.

3. Termination of Registration Rights Agreement

In connection with the Merger, the Company and Joseph Neubauer agreed to terminate the Registration Rights Agreement among the Company, Joseph Neubauer and certain holders of the Company’s common stock, dated December 14, 2001, pursuant to which Joseph Neubauer and certain holders of the Company’s common stock were granted demand and piggyback registration rights.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1 and 2 of Item 1.01 are incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on January 26, 2007 that shares of common stock of the Company were generally converted into the right to receive $33.80, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Class B common stock, par value $0.01 per share, of the Company are no longer listed on the NYSE.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Merger, each share of common stock of the Company was generally converted into the right to receive $33.80, without interest.

Section 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

On January 26, 2007, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 8, 2006, by and among the Company, MergerCo and RMK Finance LLC, the Investors consummated the acquisition of the Company through the merger of MergerCo with and into the Company. The Company was the surviving corporation in the Merger. 100% of the common stock of the Company is owned by Intermediate HoldCo, which is a wholly-owned subsidiary of Holdings. The Sponsors and their affiliates own indirectly approximately 82.8% of the common stock of the Company through their ownership in Holdings, Mr. Neubauer owns indirectly approximately 9.7% of the common stock of the Company through his ownership in Holdings, and the remainder of the Company is owned indirectly by certain members of management of the Company through their ownership in Holdings. The aggregate purchase price paid for all of the equity securities of the Company was approximately $6.2 billion, which purchase price was funded by the equity financing from the Investors, certain members of management and by the new credit facility and debt securities described in Item 1.01 above. A copy of the press release issued by the Company on January 26, 2007 announcing the consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On January 26, 2007, the Investors and certain members of management entered into a Stockholders Agreement with Holdings and Intermediate Holdco (the “Stockholders Agreement”) which contains agreements among the parties with respect to, among other things, the election of directors, restrictions on the issuance and transfer of interests in Holdings, including tag-along rights and drag-along rights, and other corporate governance provisions, including the right of the Investors to approve certain corporate actions. Pursuant to the Stockholders Agreement, the Investors have the right to cause the boards of directors and board committees of Intermediate HoldCo and the Company to be comprised of the same directors as Holdings; however, the Investors have not exercised this right.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Lawrence T. Babbio, Jr., Patricia C. Barron, Leonard S. Coleman, Jr., Ronald R. Davenport, Thomas H. Kean, James E. Ksansnak, James E. Preston, Ronald L. Sargent and Karl M. von der Heyden voluntarily resigned from the board of directors of the Company on January 26, 2007.

Pursuant to the Merger Agreement, upon the closing of the Merger, Sanjeev Mehra, Stephen Murray, Scott Sperling and Kewsong Lee became directors of the Company. Mr. Mehra is affiliated with GS Capital Partners V Fund, L.P., Mr. Murray is affiliated with J.P. Morgan Partners (BHCA), L.P., and CCMP Capital Investors II, L.P., Mr. Sperling is affiliated with Thomas H. Lee Equity Fund VI, L.P. and Mr. Lee is affiliated with Warburg Pincus Private Equity IX, L.P. On February 1, 2007, Messrs. Mehra, Murray, Sperling and Lee were removed from the Company’s board of directors, and Chris Holland, Vice President and Treasurer of the Company, L. Frederick Sutherland, Executive Vice President and Chief Financial Officer of the Company, and Joseph Neubauer were elected as directors of the Company, in each case by written consent of Intermediate HoldCo, the Company’s sole stockholder. The information set forth in Item 5.01 is incorporated by reference into this Item 5.02.

On January 26, 2007, in connection with the Merger, the Company entered into an amendment to the employment agreement of Joseph Neubauer. The information set forth in Section 4 of Item 1.01 is incorporated by reference into this Item 5.02.

In connection with the Merger, Holdings established the ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “Plan”). The purpose of the Plan is to aid Holdings and its affiliates, including the Company, in increasing the personal interests of their respective employees, directors or consultants in the growth of Holdings and to reward such employees, directors or consultants for outstanding performance through the granting of incentive awards. Incentive awards under the Plan may be granted to employees or directors of, or consultants to, Holdings or one of its affiliates, including the Company, in the form of non-qualified stock options, restricted shares of common stock, the opportunity to purchase shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of Holdings’ shares. The Plan permits the granting of awards covering 15.5% of the fully diluted equity of Holdings immediately after consummation of the Merger, of which up to 11% will be granted as options within 90 days of the consummation of the Merger, and the remainder will be granted in future years. A portion of the options under the Plan will vest solely based upon continued employment over a specific period of time (“Time Vesting Options”), and a portion of the options will vest based both upon continued employment over a specific period of time and upon the achievement of predetermined performance targets over time (“Performance Vesting Options”). Options under the plan have been, and will in the future be, awarded pursuant to a Non-Qualified Stock Option Agreement with Holdings (the “Option Agreement”). In connection with the merger, L. Frederick Sutherland, Executive Vice President and Chief Financial Officer, Andrew C. Kerin, Executive Vice President and President Domestic Food, Hospitality and Facilities, Bart J. Colli, Executive Vice President, General Counsel and Secretary, Lynn B. McKee, Executive Vice President, Human Resources, Ravi K. Saligram, Executive Vice President and President ARAMARK International, and Thomas J. Vozzo, Executive Vice President and President, ARAMARK Uniform and Career Apparel, who, along with Joseph Neubauer, are the Company’s “named executive officers”, received grants under the Plan of options with an exercise price of $10 per share to acquire 992,250, 706,750, 605,231, 611,875, 691,875 and 791,875 shares of common stock of Holdings, respectively. The number of options granted to each of these individuals was based upon the amount of their investment in shares of common stock of Holdings in connection with the Merger. 50% of these options are Time Vesting Options and 50% of these options are Performance Vesting Options. Copies of the Plan and the form of Option Agreement are attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Merger, certain members of the Company’s Executive Leadership Council (“ELC”) entered into agreements to amend (the “ELC Employment Agreement Amendments”) their existing agreements to employment and post-employment competition (the “ELC Employment Agreements”) in order to impose certain limitations on, and take certain other actions to ensure that, any payments made under any deferred compensation arrangement of the Company in which each such ELC member participates will not be subject to the potential imposition of any tax that could otherwise be imposed under new laws regarding the taxation of deferred compensation.

The ELC Employment Agreements with certain members of the President’s Council and Management Committee of the Company previously provided, among other things, that in general, if such person’s employment was terminated without cause within the three year period following a change in control, or in certain other circumstances in anticipation of a change in control, or if such person resigned with good reason or in certain other circumstances following a change in control, such person would be entitled to a cash payment equal to a multiple of one or two times such person’s base salary and target bonus (the “Change of Control Payment”) and cash severance benefits of up to 18 months of pay based on such person’s position and length of service with the Company (the “Severance Payments”). In addition to the changes described above, the ELC Employment Agreement Amendments of members of the President’s Council and of the Management Committee also granted the Company the right to terminate all deferred compensation arrangements contained in such members’ ELC Employment Agreements in a manner intended to be compliant with the new laws regarding the taxation of deferred compensation, such that at the closing of the Merger those members received (i) an amount equal to the applicable Change of Control Payment in cash and (ii) an amount equal to the applicable Severance Payment in the form of restricted stock of Holdings, which will vest upon the earlier of 12 months following the closing of the Merger or the termination without cause by the Company or termination for good reason (as such terms are defined in the ELC Employment Agreements) by the applicable member of his or her employment with the Company. The number of shares of restricted stock of Holdings granted to L. Frederick Sutherland, Andrew C. Kerin, Bart J. Colli, Lynn B. McKee, Ravi K. Saligram and Thomas J. Vozzo was 94,500, 91,500, 86,250, 78,750, 52,500, and 78,750, respectively. The restricted stock was granted to these “named executive officers” and other members of the Management Committee of the Company pursuant to a Restricted Stock Award Agreement (the “Award Agreement”) with Holdings. Copies of the forms of ELC Employment Agreement Amendments and Award Agreements for members of the Management Committee are attached as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated, effective January 26, 2007. Among other things, the Restated Certificate of Incorporation eliminates the Class A Common Stock and the Class B Common Stock and sets the number of shares of common stock the Company is authorized to issue at 1,000 shares, and the Amended and Restated By-laws set the number of directors constituting the board of directors of the Company at not less than three. Copies of the Certificate of Incorporation and Amended and Restated By-laws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Incorporation of the Company

Exhibit 3.2	Amended and Restated By-laws of the Company

Exhibit 4.1	Indenture, dated as of January 26, 2007, among the Company, RMK Acquisition Corporation, the Guarantors party thereto and The Bank of New York, as Trustee

Exhibit 4.2	Registration Rights Agreement, dated as of January 26, 2007, among RMK Acquisition Corporation, the Company, the Guarantors party thereto, and JP Morgan Securities, Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers

Exhibit 10.1	Credit Agreement, dated as of January 26, 2007, among the financial institutions parties thereto, as the lenders, Citibank, N.A., as Administrative Agent and Collateral Agent, and RMK Acquisition Corporation, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co. KG and ARAMARK GmbH, as borrowers, and the guarantors from time to time party thereto, and Goldman Sachs Credit Partners L.P. and J.P. Morgan Securities Inc., as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents, and Barclays Bank PLC and Wachovia Bank, National Association, as Co-Documentation Agents

Exhibit 10.2	U.S. Pledge and Security Agreement, dated as of January 26, 2007, among Aramark Intermediate Holdco Corporation, RMK Acquisition Corporation, the Company, the Subsidiary Parties from time to time party thereto and Citibank, N.A., as collateral agent

Exhibit 10.3	Amendment, effective as of January 26, 2007, to the Employment Agreement dated November 2, 2004 between ARAMARK Corporation and Joseph Neubauer

Exhibit 10.4	ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan

Exhibit 10.5	Form of Non-Qualified Stock Option Agreement with ARAMARK Holdings Corporation

Exhibit 10.6	Form of Agreement to Amend Agreement Relating to Employment and Post-Employment Competition (Management Committee)

Exhibit 10.7	Form of Restricted Stock Award Agreement with ARAMARK Holdings Corporation

Exhibit 99.1	Press Release, dated January 26, 2007 of ARAMARK Corporation announcing the consummation of the merger with RMK Acquisition Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

By:	/s/ L. Frederick Sutherland
L. Frederick Sutherland Executive Vice President and Chief Financial Officer

Date: February 1, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 3.1	Certificate of Incorporation of the Company

Exhibit 3.2	Amended and Restated By-laws of the Company

Exhibit 4.1	Indenture, dated as of January 26, 2007, among the Company, RMK Acquisition Corporation, the Guarantors party thereto and The Bank of New York, as Trustee

Exhibit 4.2	Registration Rights Agreement, dated as of January 26, 2007, among RMK Acquisition Corporation, the Company, the Guarantors party thereto, and JP Morgan Securities, Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers

Exhibit 10.1	Credit Agreement, dated as of January 26, 2007, among the financial institutions parties thereto, as the lenders, Citibank, N.A., as Administrative Agent and Collateral Agent, and RMK Acquisition Corporation, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co. KG and ARAMARK GmbH, as borrowers, and the guarantors from time to time party thereto, and Goldman Sachs Credit Partners L.P. and J.P. Morgan Securities Inc., as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents, and Barclays Bank PLC and Wachovia Bank, National Association, as Co-Documentation Agents

Exhibit 10.2	U.S. Pledge and Security Agreement, dated as of January 26, 2007, among Aramark Intermediate Holdco Corporation, RMK Acquisition Corporation, the Company, the Subsidiary Parties from time to time party thereto and Citibank, N.A., as collateral agent

Exhibit 10.3	Amendment, effective as of January 26, 2007, to the Employment Agreement dated November 2, 2004 between ARAMARK Corporation and Joseph Neubauer

Exhibit 10.4	ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan

Exhibit 10.5	Form of Non-Qualified Stock Option Agreement with ARAMARK Holdings Corporation

Exhibit 10.6	Form of Agreement to Amend Agreement Relating to Employment and Post-Employment Competition (Management Committee)

Exhibit 10.7	Form of Restricted Stock Award Agreement with ARAMARK Holdings Corporation

Exhibit 99.1	Press Release, dated January 26, 2007 of ARAMARK Corporation announcing the consummation of the merger with RMK Acquisition Corporation